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                                                                    Exhibit 5.1
                                                                    -----------

                        ECKERT SEAMANS CHERIN & MELLOTT
                          600 Grant Street, 42nd Floor
                         Pittsburgh, Pennsylvania 15219


                                August 16, 1996



Park Newspapers, Inc.
1700 Vine Center Office Tower
333 West Vine Street
Lexington, KY 40507

Gentlemen:

This opinion is rendered in connection with Amendment No. 1 to the Registration Statement (No. 333-06439) on Form S-4 (the "Registration Statement") of Park Newspapers, Inc. (the "Company") relating to $155,000,000 in principal amount of the Company's Series B 11 7/8% Senior Notes due 2004 (the "Exchange Notes"), which are being offered pursuant to an exchange offer (the "Exchange Offer") in exchange for the Company's 11 7/8% Senior Notes due 2004 (the "Initial Notes").

In connection with this opinion, we, as counsel to the Company, have examined the Certificate of Incorporation, as amended, of the Company, its Amended and Restated Bylaws, the Indenture dated as of May 13, 1996 (the "Indenture") by and between the Company and IBJ Schroder Bank & Trust Company, as Trustee, with respect to the Initial Notes and the Exchange Notes, the Registration Statement, the conduct of all corporate proceedings relating to the issuance of the Exchange Notes and such other documents, records and matters of law as we have considered necessary for the purpose of rendering this opinion.

Based upon the foregoing, we advise you that, in our opinion:

1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

2. The Exchange Notes are duly authorized and, when duly executed and authenticated in accordance with the terms of the Indenture and issued and delivered in accordance with the terms of the Exchange Offer and the Indenture, will constitute valid and binding obligations of the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

We hereby consent to being named in the Registration Statement and in the Prospectus which constitutes part thereof as counsel for the Company who have passed upon legal matters in connection
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                                August 16, 1996


with the Exchange Notes to which the Registration Statement and the Prospectus relate. We further consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,


ECKERT SEAMANS CHERIN & MELLOTT

EPM/GAW:smh